Exhibit 16.1

October 2, 2019

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read CRYO CELL International, Inc.‘s statements included under Item 4.01 of its Form 8-K filed on October 2, 2019 and we agree with such statements concerning our firm.

/s/ Wipfli LLP